EX-33.5


Certification Regarding Compliance with Applicable Servicing Criteria

To PricewaterhouseCoopers LLP

1. Prudential Asset Resources, Inc. (the "Servicer") is responsible for assessing compliance by it with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB (the "Servicing Criteria"), as of and for the year ended December 31, 2013, as set forth in Exhibit A hereto in connection with commercial mortgage securities transactions for the mortgage loan securitizations listed in Exhibit C:

2. Except as set forth in paragraph 3 below, the Servicer used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the Servicing Criteria;

3. The criteria described as such on Exhibit A hereto are inapplicable to the Servicer based on the activities it performs with respect to commercial mortgage securities transactions involving mortgage loans, also the Servicer has identified specific servicing criteria for which no transaction activity occurred;

4. The Servicer has engaged certain vendors, which are not deemed to be servicers as defined in Item 1101(j) of Regulation AB (the "Vendors"), to perform specific and limited activities or activities scripted by the Servicer as of and during the Reporting Period, and the Servicer elects to take responsibility for assessing compliance with the Servicing Criteria or portion of the Servicing Criteria applicable to such Vendors as set forth in Exhibit A hereto (such criteria, the "Applicable Servicing Criteria Performed by Vendor(s)").

The Servicer has policies and procedures in place designed to provide reasonable assurance that the Vendor's activities comply in all material respects for purposes of Regulation AB with the Applicable Vendor Servicing Criteria. The Servicer (i) has not identified and is not aware of any material instance of noncompliance by the Vendors with the Applicable Vendor Servicing Criteria that would affect the Servicer's compliance and (ii) has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendor with the Applicable Servicing Criteria Performed by Vendor(s) as of December 31, 2013 and for the Reporting Period.

5. The Servicer has complied, in all material respects, with the Servicing Criteria as of and for the year ending December 31, 2013; and

6. PricewaterhouseCoopers LLP has issued an attestation report with respect to the Servicer's assessment of compliance with the Servicing Criteria as of and for the year ended December 31, 2013, which attestation report is included in Exhibit B attached hereto. This Certification is being provided to PricewaterhouseCoopers LLP in fulfillment of its requirement for issuance of the final report.

March 10, 2014


(page)


Prudential Asset Resources, Inc.

/s/ Hal E. Collett, President
Hal E. Collett, President

/s/ Keith A. Kehlbeck
Keith A. Kehlbeck, Vice President


(page)


EXHIBIT A


                                                                          APPLICABLE                INAPPLICABLE
                             SERVICING CRITERIA                           SERVICING CRITERIA        SERVICING CRITERIA




                                                                 Performed       Performed
                                                                 by              by
                                                                 Servicer        Vendor(s)
Reference          Criteria
General Servicing Considerations

1122(d)(1)(i)      Policies and procedures are instituted        Y
                   to monitor any performance or other
                   triggers and events of default in
                   accordance with the transaction
                   agreements.

1122(d)(1)(ii)     If any material servicing activities          Y
                   are outsourced to third parties, policies
                   and procedures are instituted to monitor
                   the third party's performance and
                   compliance with such servicing
                   activities.


1122(d)(1)(iii)    Any requirements in the transaction                                              N/A
                   agreements to maintain a back-up servicer
                   for the mortgage loans are maintained.

1122(d)(1)(iv)     A fidelity bond and errors and                Y
                   omissions policy is in effect on the
                   party participating in the servicing
                   function throughout the reporting period
                   in the amount of coverage required by and
                   otherwise in accordance with the terms of
                   the transaction agreements.

Cash Collection and Administration

1122(d)(2)(i)      Payments on mortgage loans are deposited      Y
                   into the appropriate custodial bank
                   accounts and related bank clearing
                   accounts no more than two business days
                   following receipt, or such other number
                   of days specified in the transaction
                   agreements.

1122(d)(2)(ii)     Disbursements made via wire transfer on       Y
                   behalf of an obligor or to an investor are
                   made only by authorized personnel.

1122(d)(2)(iii)    Advances of funds or guarantees               Y
                   regarding collections, cash flows or
                   distributions, and any interest or other
                   fees charged for such advances, are made,
                   reviewed and approved as specified in
                   the transaction agreements.

1122(d)(2)(iv)     The related accounts for the                  Y
                   transaction, such as cash reserve
                   accounts or accounts established as a
                   form of overcollateralization, are
                   separately maintained (e.g., with respect
                   to commingling of cash) as set forth in
                   the transaction agreements.

1122(d)(2)(v)      Each custodial account is maintained at       Y
                   a federally insured depository
                   institution as set forth in the
                   transaction agreements. For purposes of
                   this criterion, "federally insured
                   depository institution" with respect to a
                   foreign financial institution means a
                   foreign financial institution that meets
                   the requirements of Rule 13k-1(b)(1)
                   of the Securities Exchange Act.

1122(d)(2)(vi)     Unissued checks are safeguarded so as         Y
                   to prevent unauthorized access.



(page)


EXHIBIT A


                                                                          APPLICABLE                INAPPLICABLE
                             SERVICING CRITERIA                           SERVICING CRITERIA        SERVICING CRITERIA

                                                                 Performed       Performed
                                                                 by              by
Reference          Criteria                                      Servicer        Vendor(s)

1122(d)(2)(vii)    Reconciliations are prepared on a             Y
                   monthly basis for all commercial mortgage
                   securities related bank accounts,
                   including custodial accounts and related
                   bank clearing accounts. These
                   reconciliations are (A) mathematically
                   accurate; (B) prepared within 30
                   calendar days after the bank statement
                   cutoff date, or such other number of days
                   specified in the transaction agreements;
                   (C) reviewed and approved by someone
                   other than the person who prepared the
                   reconciliation; and (D) contain
                   explanations for reconciling items.
                   These reconciling items are resolved
                   within 90 calendar days of their original
                   identification, or such other number of
                   days specified in the transaction
                   agreements.

Investor Remittances and Reporting

1122(d)(3)(i)      Reports to investors, including those         Y for                                   N/A for (C&D)
                   to be filed with the Commission, are          (A&B)
                   maintained in accordance with the
                   transaction agreements and applicable
                   Commission requirements. Specifically,
                   such reports (A) are prepared in
                   accordance with timeframes and other
                   terms set forth in the transaction
                   agreements; (B) provide information
                   calculated in accordance with the terms
                   specified in the transaction agreements;
                   (C) are filed with the Commission as
                   required by its rules and regulations;
                   and (D) agree with the investors' or the
                   trustee's records as to the total unpaid
                   principal balance and number of mortgage
                   loans serviced by the Servicer.

1122(d)(3)(ii)     Amounts due to investors are allocated                                                 N/A
                   and remitted in accordance with
                   timeframes, distribution priority and
                   other terms set forth in the transaction
                   agreements.

1122(d)(3)(iii)    Disbursements made to an investor are                                                  N/A
                   posted within two business days to the
                   Servicer's investor records, or such other
                   number of days specified in the transaction
                   agreements.

1122(d)(3)(iv)     Amounts remitted to investors per the                                                  N/A
                   investor reports agree with cancelled
                   checks, or other form of payment, or
                   custodial bank statements.

Pool Asset Administration

1122(d)(4)(i)      Collateral or security on mortgage loans      Y
                   is maintained as required by the
                   transaction agreements or related
                   mortgage loan documents.

1122(d)(4)(ii)     Mortgage loan and related documents           Y
                   are safeguarded as required by the
                   transaction agreements.



(page)


EXHIBIT A


                                                                          APPLICABLE                INAPPLICABLE
                             SERVICING CRITERIA                           SERVICING CRITERIA        SERVICING CRITERIA

                                                                 Performed       Performed
                                                                 by              by
Reference          Criteria                                      Servicer        Vendor(s)


1122(d)(4)(iii)    Any additions, removals or substitutions      Y
                   to the asset pool are made, reviewed
                   and approved in accordance with
                   any conditions or requirements in the
                   transaction agreements.

1122(d)(4)(iv)     Payments on mortgage loans, including any     Y
                   payoffs, made in accordance with the
                   related mortgage loan documents are
                   posted to the Servicer's obligor
                   records maintained no more than two
                   business days after receipt, or such
                   other number of days specified in the
                   transaction agreements, and allocated to
                   principal, interest or other items
                   (e.g., escrow) in accordance with the
                   related mortgage loan documents.

1122(d)(4)(v)      The Servicer's records regarding the          Y
                   mortgage loans agree with the Servicer's
                   records with respect to an obligor's
                   unpaid principal balance.

1122(d)(4)(vi)     Changes with respect to the terms or          Y
                   status of an obligor's mortgage loans
                   (e.g., loan modifications or re-agings)
                   are made, reviewed and approved by
                   authorized personnel in accordance with
                   the transaction agreements and related
                   pool asset documents.

1122(d)(4)(vii)    Loss mitigation or recovery actions           Y#2
                   (e.g., forbearance plans, modifications
                   and deeds in lieu of foreclosure,
                   foreclosures and repossessions, as
                   applicable) are initiated, conducted and
                   concluded in accordance with the
                   timeframes or other requirements
                   established by the transaction
                   agreements.

1122(d)(4)(viii)   Records documenting collection efforts        Y
                   are maintained during the period a mortgage
                   loan is delinquent in accordance with
                   the transaction agreements. Such records
                   are maintained on at least a monthly
                   basis, or such other period specified in
                   the transaction agreements, and describe
                   the entity's activities in monitoring
                   delinquent mortgage loans including, for
                   example, phone calls, letters and payment
                   rescheduling plans in cases where
                   delinquency is deemed temporary (e.g.,
                   illness or unemployment).

1122(d)(4)(ix)     Adjustments to interest rates or rates        Y#1
                   of return for mortgage loans with variable
                   rates are computed based on the related
                   mortgage loan documents.



(page)


EXHIBIT A


                                                                          APPLICABLE                INAPPLICABLE
                             SERVICING CRITERIA                           SERVICING CRITERIA        SERVICING CRITERIA

                                                                 Performed       Performed
                                                                 by              by
Reference          Criteria                                      Servicer        Vendor(s)
1122(d)(4)(x)      Regarding any funds held in trust for         Y
                   an obligor (such as escrow accounts): (A)
                   such funds are analyzed, in accordance
                   with the obligor's mortgage loan documents,
                   on at least an annual basis, or such
                   other period specified in the transaction
                   agreements; (B) interest on such funds is
                   paid, or credited, to obligors in
                   accordance with applicable mortgage loan
                   documents and state laws; and (C) such
                   funds are returned to the obligor within
                   30 calendar days of full repayment of the
                   related mortgage loans, or such other
                   number of days specified in the
                   transaction agreements.

1122(d)(4)(xi)     Payments made on behalf of an obligor         Y               Y#3
                   (such as tax or insurance payments) are
                   made on or before the related penalty or
                   expiration dates, as indicated on the
                   appropriate bills or notices for such
                   payments, provided that such support has
                   been received by the servicer at least 30
                   calendar days prior to these dates, or
                   such other number of days specified in
                   the transaction agreements.

1122(d)(4)(xii)    Any late payment penalties in                 Y
                   connection with any payment to be made on
                   behalf of an obligor are paid from the
                   Servicer's funds and not charged to the
                   obligor, unless the late payment was due
                   to the obligor's error or omission.

1122(d)(4)(xiii)   Disbursements made on behalf of an            Y
                   obligor are posted within two business
                   days to the obligor's records maintained
                   by the Servicer, or such other number of
                   days specified in the transaction
                   agreements.

1122(d)(4)(xiv)    Delinquencies, charge-offs and                Y
                   uncollectible accounts are recognized and
                   recorded in accordance with the
                   transaction agreements.

1122(d)(4)(xv)     Any external enhancement or other                                                  N/A
                   support, identified in Item
                   1114(a)(1) through (3) or Item 1115 of
                   Regulation AB, is maintained as set
                   forth in the transaction agreements.


(page)


Exhibit A


Y=Yes

Y#l = There are no variable rate loans applicable to this servicing criteria within the RegAB platform. Any adjustments to interest rates would have been computed based on related mortgage loan documents.

Y#2 = There is currently one transaction during the year that applied to this servicing criteria within the Reg AB platform where PAR was named the special servicer. (e.g. Washington Hilton in IQ15).

Y#3 = The only third party vendor to whom this applies is National Tax Search, LLC (NTS). In December 2010
PAR transferred to the vendor the process of paying property taxes to the local government taxing authorities.
Payment is made only after review, authorization and transfer of funds is completed by PAR. Policies and procedures are in place to monitor this vendor.

N/A = Not applicable, as the criteria is not the responsibility of the master servicer.


Exhibit B

(logo) pwc


Report of Independent Registered Public Accounting Firm


To Prudential Asset Resources, Inc.:

We have examined management's assertion, included in the accompanying Certification Regarding Compliance with Applicable Servicing Criteria, that Prudential Asset Resources, Inc. (the "Company") complied with the servicing criteria set forth in Item 1122(d) of the Securities and Exchange Commission's Regulation AB for the commercial mortgage securities transactions included in Exhibit C (the "Platform"), as of December 31, 2013 and for the year then ended excluding criteria 1122(d)(1)(iii), 1122(d)(3)(i) (C) & (D), 1122(d)(3)(ii),
1122(d)(3)(iii), 1122(d)(3)(iv), and 1122(d)(4)(xv), which the Company has determined are not applicable to the activities performed by it with respect to the servicing Platform. Management is responsible for the Company's compliance with the servicing criteria. Our responsibility is to express an opinion on management's assertion based on our examination.

Our examination was conducted in accordance with attestation standards of the Public Company Accounting Oversight Board (United States) and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the applicable servicing criteria and performing such other procedures as we considered necessary in the circumstances. Our examination included testing of selected asset-backed transactions and securities that comprise the Platform, testing of selected servicing activities related to the Platform, and determining whether the Company processed those selected transactions and performed those selected activities in compliance with the applicable servicing criteria. Our procedures were limited to the selected transactions and servicing activities performed by the Company during the period covered by this report. Our procedures were not designed to detect noncompliance arising from errors that may have occurred prior to or subsequent to our tests that may have affected the balances or amounts calculated or reported by the Company during the period covered by this report. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company compliance with the servicing criteria.

In our opinion, management's assertion that the Company complied with the aforementioned applicable servicing criteria as of and for the year ended December 31, 2013 for the Platform is fairly stated, in all material respects.


/s/ PricewaterhouseCoopers LLP

March 10, 2014


PricewaterhouseCoopers LLP, 300 Madison Avenue, New York, NY 10017
T: (646) 471 3000, F: (646) 471 8320, www.pwc.com/us


(page)


EXHIBIT C

List of Commercial Mortgage-Backed Security Transactions


1. Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-IQ12 ("MSCI 2006-IQ12")

2. Merrill Lynch Mortgage Trust 2006-C2, Commercial Mortgage Pass-Through Certificates, Series 2006-C2 ("MLMT 2006-C2")

3. Bear Stearns Commercial Mortgage Securities II Inc., Commercial Mortgage Pass-Through Certificates, 2006-PWR11 ("BSCMS 2006-PWR11")

4. Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, 2006-PWR12 ("BSCMS 2006-PWR12")

5. Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, 2006-PWR13 ("BSCMS 2006-PWR13")

6. Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, 2006-PWR14 ("BSCMS 2006-PWR14")

7. Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, 2007-PWR15 ("BSCMS 2007-PWR15")

8. Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14 ("MSCI 2007-IQ14")

9. Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, 2007-PWR16 ("BSCMS 2007-PWR16")

10. Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, 2007-IQ15 ("MSCI 2007-IQ15")

11. Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, 2007-PWR17 ("BSCMS 2007-PWR17")

12. Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, 2007-PWR18 ("BSCMS 2007-PWR18")

13. WFRBS Commercial Mortgage Trust 2012-C6, Commercial Mortgage Pass-Through Certificates, Series 2012-C6

14. WFRBS Commercial Mortgage Trust 2012-C7, Commercial Mortgage Pass-Through Certificates, Series 2012-C7

15. WFRBS Commercial Mortgage Trust 2012-C8, Commercial Mortgage Pass-Through Certificates, Series 2012-C8

16. WFRBS Commercial Mortgage Trust 2012-C9, Commercial Mortgage Pass-Through


(page)


EXHIBIT C


    Certificates, Series 2012-C9

17. WFRBS Commercial Mortgage Trust 2012-C10, Commercial Mortgage Pass-Through Certificates, Series 2012-C10

18. WFRBS Commercial Mortgage Trust 2013-C11, Commercial Mortgage Pass-Through Certificates, Series 2013-C11

19. WFRBS Commercial Mortgage Trust 2013-C12, Commercial Mortgage Pass-Through Certificates, Series 2013-C12

20. WFRBS Commercial Mortgage Trust 2013-C13, Commercial Mortgage Pass-Through Certificates, Series 2013-C13

21. WFRBS Commercial Mortgage Trust 2013-C14, Commercial Mortgage Pass-Through Certificates, Series 2013-C14

22. WFRBS Commercial Mortgage Trust 2013-C15, Commercial Mortgage Pass-Through Certificates, Series 2013-C15

23. WFRBS Commercial Mortgage Trust 2013-C16, Commercial Mortgage Pass-Through Certificates, Series 2013-C16

24. WFRBS Commercial Mortgage Trust 2013-C17, Commercial Mortgage Pass-Through Certificates, Series 2013-C17

25. WFRBS Commercial Mortgage Trust 2013-C18, Commercial Mortgage Pass-Through Certificates, Series 2013-C18

26. Commercial Mortgage Trust 2013-CCRE13, Commercial Mortgage Pass-Through Certificates, Series 2013-CCRE13